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                                  Exhibit 23





                        INDEPENDENT ACCOUNTANTS' CONSENT
                        --------------------------------


The Board of Directors
Ocean Financial Corp.:

We consent to incorporation by reference in the registration statement (No. 33-34143) on Form S-8, pertaining to the OceanFirst Financial Corp. 1997 Incentive Plan, and to the registration statement (No. 33-34145), on Form S-8, pertaining to the Retirement Plan for OceanFirst Bank, of OceanFirst Financial Corp., of our report dated January 20, 2000, relating to the consolidated statements of financial condition of OceanFirst Financial Corp. and subsidiary as of December 31, 1999 and 1998 and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1999, which report is incorporated by reference in the December 31, 1999 Annual Report on Form 10-K of OceanFirst Financial Corp.



                                                        KPMG LLP


Short Hills, New Jersey
March 27, 2000